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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 12, 2001 included herein in the Company's Form S-1/A and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Las Vegas, Nevada
May 15, 2002